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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                  JUNE 12, 2000


                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
               (Exact name of registrant as specified in charter)


       MASSACHUSETTS                     0-17089                 04-2976299
(State or other jurisdiction     (Commission file number)       (IRS employer
     of incorporation)                                       identification no.)


               TEN POST OFFICE SQUARE, BOSTON, MASSACHUSETTS 02109 (Address of principal executive offices) (Zip code)


               Registrant's telephone number, including area code:
                                 (617) 912-1900

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ITEM 5.  OTHER EVENTS.

         On June 12, 2000, Boston Private Financial Holdings, Inc. (the "Company") announced the acquisition of Sand Hill Advisors, Inc. ("Sand Hill Advisors"), an 18-year old investment advisory firm catering to the wealth management market, primarily in Northern California. Sand Hill Advisors, which is based in Menlo Park, California, will operate as a wholly owned subsidiary of the Company. Sand Hill Advisors currently has approximately 180 clients and $900 million in assets under management. A little less than half of its assets under management consist of concentrated or single stock positions. The purchase price is estimated to be $16 million, which includes the initial and contingent payments, and will be paid using a combination of cash (70%) and the Company's common stock (30%). In connection with the transaction, several of the principals of Sand Hill Advisors will enter into long-term employment agreements and non-competition/non-solicitation agreements with the Company. The closing of this acquisition is subject to customary closing conditions for transactions of this type, including bank regulatory approvals and the receipt of consents from Sand Hill Advisors' clients.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Business Acquired

             Not applicable.

         (b) Pro Forma Financial Information

             Not applicable.

         (c) Exhibits

             99.1   Press release


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                BOSTON PRIVATE FINANCIAL HOLDINGS, INC.


Date: June 27, 2000             By: /s/ Walter M. Pressey
                                    -------------------------------------------
                                    Walter M. Pressey, Executive Vice President
                                    and Chief Financial Officer

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                                  EXHIBIT INDEX


EXHIBIT NO.     DESCRIPTION

  99.1          Press release